Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	) ) ) ) ) ) )	Chapter 11
THE PMI GROUP, INC., a Delaware Corporation,[1]		Case No. 11-13730 (BLS)

Debtor.

THE PMI GROUP, INC. and THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF THE PMI GROUP, INC.,	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
Plaintiffs,
v.		Adv. Proc. No. 12-50816 (BLS)

PMI MORTGAGE INSURANCE CO.; GERMAINE L. MARKS, Acting Director of the Arizona Department of Insurance, solely in her official capacity as Receiver for PMI Mortgage Insurance Co.; and TRUITTE D. TODD, solely in his official capacity as personal representative of the Director of the Arizona Department of Insurance,[2]
Defendants.

STIPULATION OF SETTLEMENT

[1]	The last four digits of the Debtor’s federal tax identification number are 9675. The Debtor’s mailing address is 3003 Oak Road, Walnut Creek, California 94597 (Attn: L. Stephen Smith).
[2]

The caption of the complaint filed by the Plaintiffs in the Adversary Proceeding (defined below) against the Defendants refers to Truitte D. Todd as the personal representative of the Director of the Arizona Department of Insurance. Truitte D. Todd is, in fact, the Special Deputy Receiver of PMI Mortgage Insurance Co., pursuant to the “Order Re Petition No. 1 Approving Contracts for Special Deputy Receiver and for Legal Counsel,” entered by the Arizona Court on April 13, 2012.

Plaintiffs The PMI Group, Inc. (“TPG” or the “Debtor”) and the Official Committee of Unsecured Creditors of The PMI Group, Inc. (the “Committee,” and together with TPG, the “Plaintiffs”), on the one hand, and Defendants PMI Mortgage Insurance Co. (“MIC”), Germaine L. Marks, in her capacity as court-appointed receiver for MIC (the “Receiver”), and Truitte D. Todd, as Special Deputy Receiver of MIC (the “Special Deputy Receiver”, and collectively with MIC and the Receiver, the “Defendants,” and the Defendants collectively with the Plaintiffs, the “Parties”), on the other, hereby enter into this stipulation (together with the Exhibits and Ancillary Agreements (each as defined below) and any documents or agreements required or contemplated hereby other than the Ancillary Letter (defined below), the “Stipulation”), subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 11-13730, and the Superior Court of the State of Arizona in and for the County of Maricopa, CV2011- 018944 (the “Arizona Court”).

RECITALS

A.	The Parties and General Background.

WHEREAS, TPG is a Delaware corporation and the ultimate parent entity of twenty-three (23) direct or indirect wholly-owned subsidiaries (each a “Subsidiary” and, collectively, the “Subsidiaries”); MIC is an Arizona corporation wholly-owned by TPG; as an Arizona-domiciled insurance company, MIC is subject to regulatory oversight by the Arizona Department of Insurance (the “ADOI”); and

WHEREAS, on November 23, 2011 (the “Petition Date”), TPG filed a petition for relief in the Bankruptcy Court under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) commencing the above-captioned chapter 11 case (the

“Chapter 11 Case”); the Committee is the statutory official committee of unsecured creditors appointed in the Chapter 11 Case; and

WHEREAS, on August 19, 2011, MIC was placed under regulatory supervision by the ADOI; on October 20, 2011, the Director of the ADOI commenced a receivership proceeding (the “Arizona Proceeding”) with respect to MIC in the Arizona Court, and that same day, the Arizona Court entered its Order Directing Full and Exclusive Control of Insurer; the Arizona Court appointed the Receiver by order entered on or about March 14, 2012 (the “Receivership Order”); and

B.	The Cost Allocation Agreement.

WHEREAS, MIC and TPG are parties to that certain Amended and Restated Cost Allocation Agreement dated as of January 1, 2012 (the “Cost Allocation Agreement”), pursuant to which MIC has provided, and continues to provide from time-to-time, certain Transition Services and Additional Services (both as defined in the Cost Allocation Agreement) to TPG; MIC’s and TPG’s entry into and performance of their respective obligations under the Cost Allocation Agreement was approved and authorized by the Arizona Court and the Bankruptcy Court; and

C.	The Tax Attributes and Tax Sharing Agreement.

WHEREAS, TPG and the Subsidiaries (including MIC) constitute a consolidated tax group (the “Consolidated Group”) for U.S. federal income tax purposes; under applicable federal Treasury Regulations, TPG, as the “common parent” of the “affiliated group” of corporations, files a consolidated U.S. federal income tax return on behalf of itself and the Subsidiaries; the applicable federal Treasury Regulations address, in various respects, the treatment of net operating loss carry forwards (“NOLs”) and other similar tax attributes; and

WHEREAS, there are approximately $2.2 billion in NOLs available for use by the Consolidated Group as of December 31, 2011; and

WHEREAS, TPG, MIC, and certain other Subsidiaries are parties to that certain Tax Sharing Agreement, dated as of April 10, 1995 (as amended from time-to-time, the “Tax Sharing Agreement”), which establishes various intercompany rights and obligations of the members of the Consolidated Group with respect to tax refunds, NOLs and income tax credits (the “Tax Credits,” and, together with the rights with respect to tax refunds, NOLs and other tax attributes, the “Tax Attributes”); and

WHEREAS, on November 23, 2011, TPG filed in the Bankruptcy Court the Debtor’s Motion for Emergency Interim and Final Orders Pursuant to Sections 105, 362 and 541 of the Bankruptcy Code and Bankruptcy Rule 3001 Establishing Procedures for (I) Transfers of Claims, (II) Transfers of Equity Securities, (III) Taking or Implementing Certain Other Actions Affecting the Interest of the Debtor in the Tax Attributes, and (IV) Scheduling a Final Hearing (the “Tax Attributes Motion”), to which MIC filed a limited response on December 21, 2011; the Tax Attributes Motion was granted by order of the Bankruptcy Court on February 7, 2012 (the “Tax Attributes Order”), which established certain procedures applicable to any Impairment Action (as defined in the Tax Attributes Motion) that could affect TPG’s interest in or ability to use the Tax Attributes, but included a reservation of rights with respect to MIC’s contentions (i) that it owns some or all of the Tax Attributes and (ii) that the Arizona Court has exclusive jurisdiction over matters relating to the ownership of the Tax Attributes; and

D.	The Pension Plan.

WHEREAS, TPG is the sponsor of The PMI Group, Inc. Retirement Plan (January 1, 2010 Restatement) (the “Pension Plan”), a defined benefit pension plan, established April 1,

1995, for employees of participating affiliated employers, including MIC; assets of the Pension Plan are held in a non-debtor tax-qualified trust administered by New York Life (the “Pension Plan Trust”); and

WHEREAS, by order dated January 6, 2012 (the “Pension Freeze Order”), the Bankruptcy Court authorized TPG to freeze benefit accruals under the Pension Plan on notice to affected participants, beneficiaries, and alternate payees of the Pension Plan in accordance with applicable non-bankruptcy law; pursuant to the Pension Freeze Order, TPG froze benefit accruals for existing Pension Plan participants effective as of January 31, 2012; and

WHEREAS, on June 26, 2012, the Board of Directors of TPG authorized commencement of the process to implement a voluntary standard termination (the “Standard Termination”) of the Pension Plan pursuant to Section 4041(b) of ERISA; TPG sent the Notice of Intent to Terminate the Pension Plan, as required under ERISA, to the Pension Plan participants on July 17, 2012; TPG distributed benefit election forms to Pension Plan participants in August of 2012; and TPG filed the required PBGC Form 500 (Standard Termination Notice Single-Employer Plan Termination) on October 1, 2012; and

WHEREAS, the Parties desire to make a lump sum distribution on or prior to December 31, 2012 to each Pension Plan participant who has timely elected a lump sum distribution and to purchase annuities for the remaining Pension Plan participants (provided that accrued benefits of “missing participants” will be handled in accordance with the applicable requirements of ERISA); and

E.	The Reinsurance Subsidiaries.

WHEREAS, each of PMI Reinsurance Co., PMI Mortgage Guaranty Co. and Residential Insurance Co., is an insurance company organized under the laws of and domiciled in the State of Arizona and a wholly-owned subsidiary of TPG (collectively, the “Reinsurance Subsidiaries”); and

WHEREAS, the Reinsurance Companies have entered into various reinsurance agreements with MIC and certain of its subsidiaries; and

WHEREAS, on October 20, 2011, the Reinsurance Subsidiaries were placed under supervision by the ADOI pursuant to an order of supervision (the “Supervision Order”); the Reinsurance Subsidiaries appealed the Supervision Order, and, upon the parties’ stipulation, the hearing for such appeal has been continued while the parties explored commutation arrangements that would, among other things, commute all of the reinsurance transactions between the Reinsurance Subsidiaries and MIC and its subsidiaries; and

F.	MIC’s Claims in the Chapter 11 Case.

WHEREAS, MIC has filed proofs of claim numbered 891, 892, 893, 894, 895, and 896 (collectively, the “MIC Proofs of Claim”) in the Chapter 11 Case asserting various liquidated and unliquidated claims against TPG, including claims with respect to the Cost Allocation Agreement and the Tax Sharing Agreement and a claim against TPG on behalf of the 2005 Officer’s Deferred Compensation Plan Participants; TPG filed objections to certain of the MIC Proofs of Claim, one of which (the proof of claim numbered 896) was adjudicated by order of the Bankruptcy Court on October 12, 2012, approving a stipulation between TPG and MIC allowing claim number 896 as a general unsecured claim in the amount of three million dollars ($3,000,000); TPG’s objections to certain of the remaining MIC Proofs of Claim remain pending; and

G.	The Reliance Claim.

WHEREAS, pursuant to, inter alia, the Notice of Determination by Reliance Insurance Company (in Liquidation) dated August 8, 2011, TPG and/or MIC has an allowed claim against the estate of Reliance Insurance Company (the “Reliance Estate”) in the amount of $1,883,745.55 (the “Reliance Claim”); each of TPG and MIC have claimed an ownership interest in and to any cash distribution with respect to the Reliance Claim; and

H.	The QBE Claim.

WHEREAS, as a result of the 2008 sale of PMI Mortgage Insurance Australia (Holdings) Pty Limited (“PMI Australia”) to QBE Holdings (AAP) Pty Limited (“QBE Holdings”), a claim and/or receivable of approximately $2.5 million exists (the “QBE Claim”) against QBE Holdings and/or its parent QBE Insurance Group Limited (together with QBE Holdings, “QBE”); each of TPG and MIC have claimed an ownership interest in and to the QBE Claim; and

I.	Recent Litigation.

WHEREAS, for several months prior to August 20, 2012, the Parties attempted to negotiate in good faith with respect to the terms of a complex global resolution of many of the economic issues described herein above; these negotiations were unsuccessful; and

WHEREAS, on August 20, 2012, the Plaintiffs commenced Adversary Proceeding No. 12-50816 (BLS) (the “Adversary Proceeding”) in the Bankruptcy Court by filing a complaint (the “Complaint”) and motion for preliminary injunctive relief (the “PI Motion”) against the Defendants, seeking declaratory and injunctive relief with respect to the Tax Attributes, the Tax Sharing Agreement, the Tax Attributes Order, and the automatic stay in the Chapter 11 Case; and

WHEREAS, the Defendants filed objections to the PI Motion and filed a cross-motion to dismiss the Adversary Proceeding on numerous grounds and for other relief (the “Motion to Dismiss”); and

WHEREAS, following completion of briefing, the PI Motion and the Motion to Dismiss (and related filings) were scheduled for oral argument before the Bankruptcy Court on October 31, 2012; and

J.	Mediation.

WHEREAS, at a hearing held in the Chapter 11 Cases on September 11, 2012, the Honorable Brendan Linehan Shannon encouraged the Parties to explore whether mediation could facilitate a resolution of the complex litigation pending before the Bankruptcy Court; and

WHEREAS, at a hearing held in the Arizona Court on September 14, 2012, the Honorable Richard Gama similarly encouraged the Parties to explore whether mediation could facilitate a resolution of the complex litigation pending before the Bankruptcy Court; and

WHEREAS, the Parties subsequently selected the Honorable James Robertson, United States District Court for the District of Columbia (retired) to act as mediator (the “Mediator”) and convened a two-day mediation session on October 17-18, 2012, which resulted, by a Mediator’s proposal made subsequent thereto (the “Mediator’s Proposal”), in an agreement in principle on the terms of a global resolution of the economic issues described herein above, including those being litigated in the Adversary Proceeding, as well as certain ancillary issues set forth herein below; and

WHEREAS, the general terms of the settlement in principle were read onto the record at a hearing in the Chapter 11 Case held on October 31, 2012; and the Arizona Court was advised of the settlement in principle at a hearing held in the Arizona Proceeding on October 30, 2012; and

WHEREAS, the Parties desire to memorialize the terms of their settlement in principle; and

NOW, THEREFORE, in consideration of the mutual covenants herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby stipulate and agree, subject to the approval of the Bankruptcy Court and the Arizona Court, as follows:

STIPULATION

1. Approval Motions.

a. By TPG. TPG shall file with the Bankruptcy Court a motion (the “Bankruptcy Court Motion”) and a proposed order (the “Bankruptcy Court Order”) granting the Bankruptcy Court Motion, each in form and substance reasonably acceptable to MIC which shall include, but not be limited to, provisions: (i) authorizing TPG to enter into and perform each of its obligations under this Stipulation and the Ancillary Agreements (as defined below); (ii) modifying the automatic stay and the Tax Attributes Order, to the extent applicable, to permit the Defendants to take any actions required or permitted by this Stipulation and the Ancillary Agreements; and (iii) confirming that any claims against TPG arising under this Stipulation, TPG’s obligations hereunder and/or any claim arising under any of the Ancillary Agreements shall be afforded administrative expense priority pursuant to section 503(b) of the Bankruptcy Code. The Parties agree to use their reasonable best efforts to ensure that the Bankruptcy Court Motion is scheduled for hearing before the Bankruptcy Court on November 28, 2012. The

Bankruptcy Court Motion shall request that the Bankruptcy Court Order be effective immediately upon entry.

b. By the Defendants. The Defendants shall file with the Arizona Court a petition (the “Arizona Court Petition”) and a proposed order (the “Arizona Court Order” and, together with the Bankruptcy Court Order, the “Orders”) granting the Arizona Court Petition, each in form and substance reasonably acceptable to the Plaintiffs which shall include, but not be limited to, provisions: (i) authorizing the Defendants to enter into and perform each of their obligations under this Stipulation and the Ancillary Agreements; (ii) providing relief from the injunctive provisions in the Receivership Order, to the extent applicable, to permit the Plaintiffs to take any actions required or permitted by this Stipulation and the Ancillary Agreements; and (iii) confirming that any claims against MIC arising under this Stipulation, MIC’s obligations hereunder and/or any claim arising under any of the Ancillary Agreements shall have the priority set forth in paragraph 1 of section 20-629.A of the Arizona Revised Statutes.

2. Effectiveness. This Stipulation shall become effective as of the date (the “Effective Date”) that is the later to occur of (i) entry of the Bankruptcy Court Order, or entry by the Bankruptcy Court of an order substantially in the form thereof that is no less favorable to the Defendants than the Bankruptcy Court Order; (ii) entry of the Arizona Court Order, or entry by the Arizona Court of an order substantially in the form thereof that is no less favorable to the Plaintiffs than the Arizona Court Order; and (iii) satisfaction of any and all conditions precedent to the effectiveness of each of the Amended Cost Allocation Agreement, the Commutation Agreements and the Amended Tax Sharing Agreement (each as defined below and, collectively, the “Ancillary Agreements”). The Parties agree that if (i) the Bankruptcy Court declines to approve the Stipulation or to enter the Bankruptcy Court Order (or an order substantially in the form thereof that is no less favorable to the Defendants than the Bankruptcy Court Order) or (ii) the Arizona Court declines to approve the Stipulation or to enter the Arizona Court Order (or an order substantially in the form thereof that is no less favorable to the Plaintiffs than the Arizona Court Order), this Stipulation shall be void ab initio, the Parties shall revert to their pre-settlement positions, and nothing contained herein shall constitute or be introduced, treated, deemed, or otherwise interpreted or construed as evidence in any judicial or arbitration proceeding. If the Effective Date has not occurred on or prior to December 21, 2012, and if not otherwise extended by mutual consent of the Parties, then any Party hereto may terminate this Stipulation by providing written notice to all other Parties and, immediately thereupon, this Stipulation shall be void ab initio, the Parties shall revert to their pre-settlement positions, and nothing contained herein shall constitute or be introduced, treated, deemed, or otherwise interpreted or construed as evidence in any judicial or arbitration proceeding.

3. Dismissal of Adversary Proceeding. Within five (5) business days after the Effective Date, the Plaintiffs shall file in the Adversary Proceeding a stipulation of dismissal, with prejudice, in a form reasonably acceptable to the Defendants (the “Dismissal”).

4. Withdrawal of MIC Proofs of Claim. Upon filing of the Dismissal, the MIC Proofs of Claim shall be deemed withdrawn, with prejudice, and the claims and noticing agent appointed by the Bankruptcy Court in the Chapter 11 Case shall adjust the claims register in the Chapter 11 Case to reflect that the MIC Proofs of Claim are deemed withdrawn, with prejudice, without further order of the Bankruptcy Court.

5. Claims Filed by the Retirement Plans Administrative Committee. TPG may, but shall not be required to, object to the proofs of claim numbered 618 and 625 filed in the

Chapter 11 Case by The Retirement Plans Administrative Committee on behalf of The PMI Group, Inc. Savings and Profit-Sharing Plan and The PMI Group, Inc. Retirement Plan, respectively (together, the “Retirement Committee Proofs of Claim”); in the event such an objection is filed, the Defendants shall not oppose such claim objection (so long as it does not seek to impose, or could reasonably be expected to result in, any liability, obligation, or exposure upon or to the Defendants).

6. Claims Filed by PBGC. After the Effective Date, MIC will cooperate with TPG (if requested by TPG) on a commercially reasonable basis and to the extent consistent with applicable law (as reasonably determined by MIC) with respect to TPG’s efforts to obtain withdrawal or expungement, with prejudice, of proofs of claim numbered 722, 725, 727 and 739 filed in the Chapter 11 Case by the Pension Benefit Guaranty Corporation (collectively, the “PBGC Proofs of Claims”). TPG may, but shall not be required to, object to the PBGC Proofs of Claims; in the event an objection is filed, the Defendants shall not oppose such claim objection (so long as it does not seek to impose, or could reasonably be expected to result in, any liability, obligation, or exposure upon or to the Defendants that is inconsistent with the terms of this Stipulation or the Ancillary Agreements).

7. Form D. After the Effective Date, to the extent that TPG and/or certain of its subsidiaries or MIC and/or certain of its subsidiaries determine it is necessary to file a Form D with the ADOI in respect of any of the Ancillary Agreements, MIC and TPG will cooperate with one another, if requested, on a commercially reasonable basis and to the extent consistent with applicable law (as reasonably determined by the party whose cooperation is being requested) with respect to the filing of any such Form D so long as doing so does not seek to impose, or could reasonably be expected to result in, any liability, obligation, or exposure upon or to the party whose cooperation is being requested.

8. Cost Allocation Agreement. The applicable Parties shall enter into the Second Amended and Restated Cost Allocation Agreement (the “Amended Cost Allocation Agreement”) substantially in the form annexed hereto as Exhibit A.

9. Standard Termination of Pension Plan. The Parties agree that (i) TPG shall continue and complete the Standard Termination and, in connection therewith, shall pay all administrative fees and costs associated therewith, and (ii) within five (5) business days of the later of (a) the Effective Date or (b) the date on which the actuary for the Pension Plan provides notice to MIC of the amount required to be contributed to the Pension Plan Trust so that the Pension Plan Trust’s assets are “sufficient” (within the meaning of Section 4041(b) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for purposes of completing the Standard Termination (the “Required Contribution Amount”), MIC will contribute the Required Contribution Amount to the Pension Plan Trust; provided, however, that with respect to any portion of the Required Contribution Amount that is attributable to the purchase of annuity contracts for Pension Plan participants, MIC may delay contribution of such portion of the Required Contribution Amount to the Pension Plan (but only to the extent permitted by applicable law and to the extent that it would not result in delay of the payment of lump sum distributions to participants who elected lump sum distributions upon termination of the Pension Plan) until the annuity contract provider is identified and the purchase price of the annuity contracts is determined, but in no event shall such delayed contribution be made later than February 28, 2013. TPG agrees that any reversion of assets or surplus from the Pension Plan after all liabilities of the Pension Plan have been satisfied shall be the sole property of (and shall be paid to) MIC, and TPG shall adopt any amendment to the Pension Plan required to achieve such result. MIC agrees that it will pay any taxes under Section 4980 of the Internal Revenue Code of 1986, as amended (the “Code”) (or similar state law) with respect to any such reversion, and TPG agrees that if requested by MIC, TPG will reasonably cooperate with MIC to facilitate and allow the obtaining of a private letter ruling that would result in the inapplicability of (or reduction in) any such taxes under Section 4980 of the Code. For purposes of clarity, administrative fees and costs associated with continuing and completing the Standard Termination include but are not limited to, fees of legal counsel to TPG or the Pension Plan, actuarial and other consultant fees, fees of New York Life, and the cost of participant communications and governmental filings; provided, however, that such administrative fees and costs shall not include any such fees and costs that were paid or invoiced and delivered to the Retirement Plans Administrative Committee (as the appointed “Committee” under the Pension Plan) on or before October 24, 2012 and shall not include the cost of any annuity premiums payable to the annuity provider(s) with respect to the purchase of the annuity contracts.

10. Commutation Agreements. The applicable Parties shall, and TPG shall cause the Reinsurance Subsidiaries (as defined below) to, enter into the Commutation Agreements (each, a “Commutation Agreement” and collectively, the “Commutation Agreements” substantially in the forms annexed hereto as Exhibit B, Exhibit C, and Exhibit D.

11. The NOLs and Tax Sharing Agreement. The Parties hereby agree that with respect to the approximately $2.2 billion in NOLs at issue, (i) MIC will pay TPG $20 million for the exclusive use of $1 billion of such NOL carry forwards and (ii) TPG will have the use of the remaining NOL carry forwards. The Parties further agree that (i) MIC will have the sole right to direct the use of its $1 billion in NOLs, including on the terms expressly stated in the Mediator’s

Proposal, (ii) MIC and TPG will remain consolidated in the tax group, (iii) MIC shall have the sole right to direct the use of any NOLs subsequently generated by MIC, and (iv) MIC and TPG shall, and shall cause the applicable Subsidiaries to, enter into the Amended and Restated Tax Sharing Agreement (the “Amended Tax Sharing Agreement”) substantially in the form annexed hereto as Exhibit E.

12. QBE Claim. MIC hereby waives and transfers, in favor of TPG, any and all right, title, and interest in and to any recovery with respect to the QBE Claim. MIC shall execute any and all documentation reasonably requested by TPG and/or QBE to effectuate the provisions of this paragraph, provide TPG with such documentation and information as may be reasonably requested by TPG in respect of the QBE Claim and/or provide such cooperation to TPG as may be reasonably requested by TPG in respect of the QBE Claim (in each case, at no cost or expense to MIC and so long as doing so does not seek to impose, or could reasonably be expected to result in, any liability, obligation or exposure upon or to any of the Defendants).

13. Reliance Claim. TPG hereby waives and transfers, in favor of MIC, any and all right, title, and interest in and to any distribution from the Reliance Estate with respect to the Reliance Claim. To the extent TPG (or any successor thereto) receives any distribution, or has received any distribution in calendar year 2012, in respect of the Reliance Claim, TPG shall promptly remit such distribution to MIC. TPG shall execute any and all documentation reasonably requested by MIC and/or the Reliance Estate to effectuate the provisions of this paragraph.

14. PMI Management Services, SA de CV. The Parties hereby agree that TPG may wind-down and dissolve PMI Management Services, SA de CV (“PMI Management”). In connection therewith, MIC agrees to (i) release any and all claims to or in PMI Management and

(ii) cooperate with TPG, if requested, on a commercially reasonable basis and to the extent consistent with applicable law (as reasonably determined by MIC) with respect to facilitating the wind-down and dissolution of PMI Management, including executing any documentation reasonably requested by TPG; and TPG agrees to (i) release MIC and the other Plaintiff Released Parties from any and all claims related to or arising in respect of PMI Management and (ii) pay any and all fees and costs associated with the wind-down and dissolution of PMI Management. For the avoidance of doubt, the releases described in this paragraph 14 are in addition to, and not in lieu of, any other releases granted in this Stipulation.

15. Nonqualified Deferred Compensation Trust. For the avoidance of doubt, MIC hereby confirms it does not have any ownership claims or rights to the funds held pursuant to that certain Nonqualified Deferred Compensation Plan Trust Agreement, entered into by The PMI Group, Inc. and American Stock Transfer & Trust Company, effective June 1, 2007 (the “Nonqualified Trust”); provided, however, for the avoidance of doubt, the foregoing does not impact or waive any of the claims filed by MIC employees against TPG related to the Nonqualified Trust or claims filed by the Nonqualified Trust against TPG.

16. Good Faith Negotiation on Ancillary Issues. The Parties shall negotiate in good faith and use commercially reasonable efforts to reach prompt agreement concerning the issues identified (the “Ancillary Issues”) in the letter to be executed and delivered prior to Court approval of this Stipulation from Michael Bernstein to Joseph Barry and Anthony Princi (the “Ancillary Letter”), without resort to additional litigation; provided, however, it shall not be a condition to the Effective Date that any or all of the Ancillary Issues be resolved. Each of the Plaintiffs, on the one hand, and the Defendants on the other, shall be authorized by the Bankruptcy Court and the Arizona Court, respectively, to resolve any or all the Ancillary Issues without further court authority or approval. The Parties agree that prior to commencing any proceeding in any court, including, but not limited to, the Bankruptcy Court or the Arizona Court, seeking adjudication of any rights relating to any Ancillary Issue, they will make a good faith effort to mediate a resolution of such Ancillary Issue with the Mediator’s assistance.

17. Releases.

a. By Defendants. Effective as of the Effective Date, (i) Germaine L. Marks, solely in her capacity as Receiver for MIC, on behalf of herself and each of her professional advisors (solely in their capacity as advisors to the Receiver), (ii) Truitte D. Todd, solely in his official capacity as Special Deputy Receiver, on behalf of himself and each of his professional advisors (solely in their capacity as advisors to the Special Deputy Receiver), and (iii) MIC, on behalf of itself and each of its direct and indirect subsidiaries (collectively, including MIC, the “MIC Entities”), and each of their present and former officers, directors, general partners, management companies, shareholders (other than TPG), partners, associates, predecessors, members, successors, agents, legal representatives, attorneys and other professionals advisors (for each such agent, legal representative, attorney or other professional advisor, solely in their capacity as an agent, legal representative, attorney or other professional advisor of the MIC Entities), assigns, employees, successors and predecessors in interest (each, a “Defendant Releasing Party” and collectively, the “Defendant Releasing Parties”), irrevocably and unconditionally, without limitation, hereby release, acquit and forever discharge TPG and its wholly-owned direct subsidiaries other than MIC but including PMI Management (collectively, including TPG, the “TPG Entities”), and each of the TPG Entities’ parents, general partners, management companies, shareholders, partners, associates, predecessors, members, successors, assigns, employees, agents, present and former officers and directors (but only to the extent such officer or director executes and delivers an Individual Release, as defined in subsection 17.c hereof) and the attorneys and the professional advisors retained by the TPG Entities pursuant to 11 U.S.C. §§ 327 and/or 363 of the Bankruptcy Code in the Chapter 11 Case or by TPG in the Arizona Proceeding (collectively, the “TPG Professionals”) and the Committee and its members and professional advisors (such members and professional advisors, the “Committee Members and Advisors”) (each a “Defendant Released Party” and collectively, the “Defendant Released Parties”) from any and all judgments, executions, actionable matters, causes of action, claims, counterclaims, demands, rights (including rights of recoupment, offset and setoff), suits, debts and sums of money, agreements, promises, obligations, duties, liabilities, injuries, damages, losses, compensation, costs, expenses (including, without limitation, attorneys’ fees), of every name, kind or nature whatsoever whether claimed to be against person, entity or property, in law or in equity, whether such claims are presently known or unknown, direct or indirect, fixed or contingent, which any Defendant Releasing Party has ever had, or now has, or which any Defendant Releasing Party may claim to have arising from the beginning of the world through November 20, 2012 against any Defendant Released Party, other than claims (i) arising out of or relating to the Ancillary Issues, (ii) claims arising under this Stipulation; (iii) claims held by individuals (including, without limitation, any Defendant Releasing Party’s employees, but excluding, for the avoidance of doubt, the Receiver and the Special Duty Receiver) that are listed on TPG’s bankruptcy schedules (other than as contingent, unliquidated or disputed claims) or are reflected in proofs of claim filed in the Chapter 11 Case by such individuals, (iv) any claims held, or filed in the Chapter 11 Case, by or on behalf of the Retirement Plans Administrative Committee, The PMI Group, Inc. Retirement Plan or any other employee benefit plan, (v) any claims or causes of action that are, or could be, asserted (other than against TPG, any TPG Professional, Donald P. Lofe, Jr., Dario M. Nolasco, or L. Stephen Smith or any present or former director of TPG) in Case No. RG12642872, currently pending in Superior Court of the State of California for Alameda County, (vi) claims or obligations arising under that certain Agreement, dated October 17, 2012, between TPG and MIC in respect of The PMI Group, Inc. Savings and Profit-Sharing Plan (the “Sponsor Agreement”), and (vii) any claims or causes of action against any TPG Professional or Committee Members and Advisors arising from services provided by such person or entity exclusively to any of the MIC Entities (collectively, after excluding those matters set forth in (i) through and including (vii) above, the “Defendant Released Claims”).

b. By Plaintiffs. Effective as of the Effective Date, (i) the Committee, on behalf of itself, its members (in their capacity as members of the Committee) and its professional advisors (in their capacity as advisors to the Committee) and (ii) TPG, on behalf of itself (including, for the avoidance of doubt, its bankruptcy estate), each of the other TPG Entities, and each of the TPG Entities’ present and former officers, directors, parents, general partners, management companies, shareholders, partners, associates, predecessors, members, successors, agents, legal representatives, attorneys and professional advisors (for each such agent, legal representative, attorney or other professional advisor, solely in their capacity as an agent, legal representative, attorney or other professional advisor of the TPG Entities), assigns, employees, successors and predecessors in interest (each a “Plaintiff Releasing Party” and collectively, the “Plaintiff Releasing Parties”), irrevocably and unconditionally, without limitation, hereby release, acquit and forever discharge the MIC Entities, and each of the MIC Entities’ parents (other than TPG), general partners, management companies, shareholders (other than TPG), partners, associates(other than TPG), predecessors, members, successors, assigns, employees, agents, present and former officers and directors (but only to the extent such officer or director executes and delivers an Individual Release, as defined in subsection 17.c hereof), the attorneys and professional advisors retained by the MIC Entities in the Chapter 11 Case and/or the Arizona Proceeding (collectively, the “MIC Professionals”), and the Interim Receiver, the Receiver, the Interim Special Deputy Receiver, and the Special Deputy Receiver, and each of their respective advisors, professionals and representatives (each a “Plaintiff Released Party” and collectively, the “Plaintiff Released Parties,” and together with the Defendant Released Parties, a “Released Party”) from any and all judgments, executions, actionable matters, causes of action, claims, counterclaims, demands, rights (including rights of recoupment, offset and setoff), suits, debts and sums of money, agreements, promises, obligations, duties, liabilities, injuries, damages, losses, compensation, costs, and expenses (including, without limitation, attorneys’ fees) of every name, kind or nature whatsoever whether claimed to be against person, entity or property, in law or in equity, whether such claims are presently known or unknown, direct or indirect, fixed or contingent, which any Plaintiff Releasing Party has ever had, or now has, or which any Plaintiff Releasing Party may claim to have arising from the beginning of the world through November 20, 2012 against any Plaintiff Released Party, other than claims (i) arising out of or relating to the Ancillary Issues, (ii) claims arising under this Stipulation, (iii) claims or obligations arising under the Sponsor Agreement, and (iv) any claims or causes of action against any MIC Professional arising from services provided by such professional exclusively to any of the TPG Entities (collectively, after excluding those matters set forth in (i) through and including (iv) above, the “Plaintiff Released Claims,” and together with the Defendant Released Claims, the “Released Claims”).

c. Director and Officer Releases. MIC and TPG will each advise their current officers and directors, and will make reasonable efforts to advise their former officers and directors for whom they have current contact information, that such officers and directors may, if they so choose, execute an Agreement of Individual Officer and/or Director to Participate in Mutual Release (in the form attached hereto as Exhibit F, an “Individual Release”). Any officer or director who does not, for any reason whatsoever, execute and deliver an Individual Release shall not constitute a Released Party and shall not benefit from the releases set forth in sections 17.a and 17.b hereof.

d. Release of Unknown Claims. Each of the Parties acknowledges that it has been advised by its attorneys concerning, and is familiar with, California Civil Code Section 1542 and expressly waives any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to the provisions of the California Civil Code Section 1542, including that provision itself, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The Parties acknowledge that inclusion of the provisions of this subsection 17.d. was a material and separately bargained for element of this Stipulation.

18. Actions in the Chapter 11 Case. Neither TPG, nor the Committee nor any Defendant shall support, propose, file and/or prosecute any chapter 11 plan or other action in the Chapter 11 Case that purports to alter, amend, or modify or would have the effect of altering, amending or modifying in any respect the obligations or rights of any other Party under this

Stipulation or any document required or contemplated hereby without the express written consent of all Parties hereto.

19. Actions in the Arizona Proceeding. Neither TPG, nor the Committee nor any Defendant shall support, propose, file and/or take any action in the Arizona Proceeding that purports to alter, amend, or modify or would have the effect of altering, amending or modifying in any respect the obligations or rights of any other Party under this Stipulation or any document required or contemplated hereby without the express written consent of all Parties hereto.

20. Exhibits and Ancillary Agreements. The Exhibits to this Stipulation and the Ancillary Agreements are material to this Stipulation and incorporated herein and, by this reference, made a part hereof as if fully set forth herein. It shall be the obligation of each of MIC and TPG to deliver the requisite signatures of each of their applicable subsidiaries necessary to enter into the Ancillary Agreements and any other document or agreement required by this Stipulation.

21. Construction. The Parties have cooperated in the drafting and preparation of this Stipulation. Therefore, in any construction to be made of this Stipulation, the Stipulation shall not be construed for or against any Party on that basis. Each of the Parties shall bear its own costs and expenses in connection with this matter, including legal fees and expenses, subject to the Committee’s right to seek payment of its fees and expenses from TPG’s bankruptcy estate on application to the Bankruptcy Court.

22. Execution in Counterparts. This Stipulation may be executed in counterparts, any of which may be transmitted by email or facsimile, and each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

23. No Evidence. The Parties acknowledge that nothing contained herein shall constitute or be introduced, treated, deemed, or otherwise interpreted or construed as evidence in any judicial or arbitration proceedings except to enforce or defend the terms hereof or any of the Ancillary Agreements.

24. Successors. This Stipulation shall be binding upon and shall inure to the benefit of the Parties and their respective successors, assigns, purchasers and representatives.

25. Amendments and Waivers. No amendment, modification or waiver of any provision of this Stipulation shall be valid unless the same shall be in writing and signed by the Parties.

26. Entire Agreement. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, thereof.

27. Descriptive Headings. Descriptive headings of the several sections of this Stipulation are inserted for convenience only and do not constitute a part of this Stipulation.

28. No Third-Party Beneficiaries. This Stipulation is not intended, nor shall it be construed, to confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except that (i) the Reinsurance Subsidiaries, as signatories hereto, shall be entitled to enforce MIC’s obligations under paragraph 10 hereof, (ii) any recipient of a release contained in this Stipulation shall be entitled to enforce the terms of such release, (iii) the applicable Subsidiaries, as members of the Consolidated Group and as signatories to the Amended Tax Sharing Agreement, shall be entitled to enforce MIC’s obligations under paragraph 11 hereof, and (iv) any party or intended third-party beneficiaries to any document required or contemplated hereby shall be entitled to enforce TPG’s or MIC’s obligations thereunder, pursuant to the terms thereof.

RESERVATIONS OF RIGHTS

29. Nothing set forth in this Stipulation shall be deemed as consent by (i) MIC to the jurisdiction of the Bankruptcy Court over any matter, including with respect to MIC, its assets or liabilities, any claim by MIC against TPG or the Committee and/or any claim by TPG against MIC other than as necessary to approve this Stipulation, or (ii) TPG or the Committee to the jurisdiction of the Arizona Court over any matter, including with respect to TPG or the Committee, TPG’s assets or liabilities, any claim by TPG or the Committee against MIC and/or any claim by MIC against TPG or the Committee, other than as necessary to approve this Stipulation.

[Signature pages follow.]

STIPULATED AND AGREED.

Dated: 12/12, 2012	THE PMI GROUP, INC.

/s/ L. Stephen Smith

L. Stephen Smith
Chairman, Chief Executive Officer, President and Chief Operating Officer

Dated: , 2012	THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF THE PMI GROUP, INC.

Andrew Neville
Chairperson

Dated: , 2012	PMI MORTGAGE INSURANCE CO. AND GERMAINE L. MARKS, SOLELY IN HER CAPACITY AS RECEIVER FOR PMI MORTGAGE INSURANCE CO.

Germaine L. Marks
Director of the Arizona Department of Insurance, as Receiver for PMI Mortgage Insurance Co.

Dated: , 2012	TRUITTE D. TODD, AS SPECIAL DEPUTY RECEIVER OF PMI MORTGAGE INSURANCE CO.

Truitte D. Todd, as Special Deputy Receiver of PMI Mortgage Insurance Co.

STIPULATED AND AGREED.

Dated: , 2012	THE PMI GROUP, INC.

L. Stephen Smith
Chairman, Chief Executive Officer, President, Chief Operating Officer and Secretary

Dated: December 12, 2012	THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF THE PMI GROUP, INC.

/s/ Andrew Neville
Andrew Neville
Chairperson

Dated: , 2012	PMI MORTGAGE INSURANCE CO. AND GERMAINE L. MARKS, SOLELY IN HER CAPACITY AS RECEIVER FOR PMI MORTGAGE INSURANCE CO.

Germaine L. Marks
Director of the Arizona Department of Insurance, as Receiver for PMI Mortgage Insurance Co.

Dated: , 2012	TRUITTE D. TODD, AS SPECIAL DEPUTY RECEIVER OF PMI MORTGAGE INSURANCE CO.

Truitte D. Todd, as Special Deputy Receiver of PMI Mortgage Insurance Co.

STIPULATED AND AGREED.

Dated: , 2012	THE PMI GROUP, INC.

L. Stephen Smith
Chairman, Chief Executive Officer, President, Chief Operating Officer and Secretary

Dated: , 2012	THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF THE PMI GROUP, INC.

Andrew Neville
Chairperson

Dated: December 5, 2012 Phoenix, Arizona	PMI MORTGAGE INSURANCE CO. AND GERMAINE L. MARKS, SOLELY IN HER CAPACITY AS RECEIVER FOR PMI MORTGAGE INSURANCE CO.

/s/ Germaine L. Marks
Germaine L. Marks
Director of the Arizona Department of Insurance, as Receiver for PMI Mortgage Insurance Co.

Dated: , 2012	TRUITTE D. TODD, AS SPECIAL DEPUTY RECEIVER OF PMI MORTGAGE INSURANCE CO.

Truitte D. Todd, as Special Deputy Receiver of PMI Mortgage Insurance Co.

STIPULATED AND AGREED.

Dated: , 2012	THE PMI GROUP, INC.

L. Stephen Smith
Chairman, Chief Executive Officer, President, Chief Operating Officer and Secretary

Dated: , 2012	THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF THE PMI GROUP, INC.

Andrew Neville
Chairperson

Dated: , 2012	PMI MORTGAGE INSURANCE CO. AND GERMAINE L. MARKS, SOLELY IN HER CAPACITY AS RECEIVER FOR PMI MORTGAGE INSURANCE CO.

Germaine L. Marks
Director of the Arizona Department of Insurance, as Receiver for PMI Mortgage Insurance Co.

Dated: 12/12, 2012	TRUITTE D. TODD, AS SPECIAL DEPUTY RECEIVER OF PMI MORTGAGE INSURANCE CO.

/s/ Truitte D. Todd
Truitte D. Todd, as Special Deputy Receiver of PMI Mortgage Insurance Co.

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